Exhibit 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of LSB Bancshares, Inc. (“Bancshares”), hereby each certify as follows:

     The Annual Report on Form 10-K of Bancshares (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bancshares.

Dated this 15th day of February, 2005.

/s/ Robert F. Lowe	/s/ Monty J. Oliver
Robert F. Lowe,	Monty J. Oliver,
Chief Executive Officer	Chief Financial Officer

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